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                                                                   Exhibit 10.52

                         AMENDMENT TO SERVICES AGREEMENT

THIS AMENDMENT ("Amendment") to the March 17, 2000 Services Agreement between Plug Power Inc. and General Electric Company is made and entered into as of this 18th day of September, 2000, by and between:

(1) PLUG POWER INC. (the "Buyer"), a corporation organized and existing under the laws of Delaware and having a place of business at 968 Albany-Shaker Road, Latham, New York, 12110, USA and

(2) GENERAL ELECTRIC COMPANY (the "Seller"), a corporation organized and existing under the laws of the State of New York, U.S.A., having offices at 1 River Road, Schenectady, New York, 12345, USA. (Buyer and Seller are referred to individually herein as a "Party" and collectively as the "Parties").

     WHEREAS, Buyer and Seller entered into a Services Agreement dated March 17, 2000 ("March 17 Agreement"), under which Seller agreed to perform certain technical services and support for Buyer;

     WHEREAS, Seller is engaged in the business of procuring and delivering various kinds of fuel cell equipment, parts and components;

     WHEREAS, Buyer desires that Seller act as its agent in procuring certain fuel cell equipment, parts, and components;

     WHEREAS, Buyer desires that Seller provide training services to certain of Buyer's employees regarding procurement services and Seller desires to sell certain services subject to the terms and conditions of this Amendment;

     WHEREAS, Buyer and Seller desire that the costs for services provided hereunder be included in the work task category labeled "Sourcing/Supplier Quality and Manufacturing" in the Statement of Work in the March 17 Agreement;

     WHEREAS, Buyer and Seller desire to amend the March 17 Agreement to reflect these changes;

     WHEREAS, the March 17 Agreement provides that the Statement of Work and/or Funding Schedule may be modified or altered prior to completion only with a Change Order (defined therein); and

     WHEREAS, Buyer and Seller agree that this Amendment shall replace any such need for a Change Order with respect to the subject matter hereof;



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         NOW, THEREFORE, in consideration of the mutual promises stated herein, the parties agree as follows:

                              1. Scope of Services

Procurement/Supplier Quality Services. Seller shall use its negotiating
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experience and ability to act as Buyer's agent, subject to Buyer's direction, in identifying suppliers who can provide fuel cell equipment, parts, and components, and other items as needed, to Buyer. Upon the identification of such suppliers, Supplier shall notify Buyer, and it shall be Buyer's responsibility to place purchase orders, if any, for such material. If requested by Buyer, to the extent possible, Seller will include Buyer's volume requests with those of Seller when procuring material in order to obtain volume discounts. In such cases, Seller will disclose to the third party supplier that the request includes quantities of Buyer.

Training Services. During the term of the Amendment, Seller shall provide
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personnel to train up to six (6) Buyer employees at offices designated by Seller in Schenectady, New York in the performance of procurement services. Seller shall not be obligated to provide training to more than two (2) employees of Buyer during any given period.

                                    2. Price

2.1 In consideration of the supply of the foregoing Scope of Services, Buyer shall pay to Seller:

     . The "Procurement Services Price" at the rates and fees set forth below;

     .    The "Training Services Price" in the amounts stated below;

     The "Contract Price" shall mean the total of the Primary Services Price and the Training Price.

    ----------------------------------------------------------------------------
                                             Price
    ----------------------------------------------------------------------------
    Training Price           $1650 - Per Person Per Week
    ----------------------------------------------------------------------------
    Procurement Services     Buyer - $75,500 Per Person Per Year
    Price                    SQE - $112,500 - Per Person Per Year

                             Contract Specialist - $112,500 Per Person Per Year

    ----------------------------------------------------------------------------


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         Invoicing for travel expenses including air travel, car rental, lodging, meals and miscellaneous out-of-pocket expenses will be billed at cost plus a $50 administration fee.

2.2 The Contract Price shall be adjusted as necessary to take account of changes, options or other adjustments provided for in this Amendment.


2.3 Payments made by Buyer to Seller under this Amendment shall be included in the "Sourcing/Supplier Quality and Manufacturing" work task category in the Statement of Work set forth in the March 17 Agreement.

                              3. Terms of Payment

3.1 The Contract Price shall be paid by Buyer to Seller at the times and in the manner set forth in the March 17 Agreement. For purchases made by Seller on behalf of Buyer, Buyer shall reimburse Seller within ten days of purchase or as mutually agreed by Buyer and Seller.

                              4. Excusable Delays

4.1 Seller shall not have any liability or be considered to be in breach or default of its obligations under the Amendment to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due to: (i) causes beyond its reasonable control; or (ii) acts of God, act (or failures to act) of governmental authorities, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), epidemics, civil unrest, riot, delays in transportation, or car shortages; or (iii) acts (or omissions) of Buyer including failure to promptly: (a) provide Seller with information and approvals necessary to permit Seller to proceed with work immediately and without interruption, (b) comply with the terms of payment, or (c) provide Seller with such evidence as Seller may request that any export or import license or permit has been issued (if such is the responsibility of Buyer), or (iv) inability on account of causes beyond the reasonable control of Seller to obtain necessary materials, necessary components or services. Seller shall notify Buyer of any such delay. The date of delivery or of performance shall be extended for a period equal to the time lost by reason of delay, plus such additional time as may be reasonably necessary to overcome the effect of such excusable delay. Seller shall notify Buyer, as soon as practicable, of the Service resumption date. If Seller is delayed by acts or omissions of Buyer, or by the prerequisite work of Buyer's other contractors or suppliers, Seller shall also be entitled to an equitable price adjustment.


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4.2      If delay excused by this Article extends for more than one hundred and twenty (120) days and the parties have not agreed upon a revised basis for continuing the work at the end of the delay, including adjustment of the price, then either party (except where delay is caused by Buyer, in which event only Seller), upon thirty (30) days' written notice, may terminate the Amendment with respect to any uncompleted Services, whereupon Buyer shall promptly pay Seller's termination charges determined in accordance with Seller's standard accounting practices upon submission of Seller's invoices therefor.

                  5. Compliance With Laws, Codes And Standards

         Notwithstanding any other provisions herein, Buyer shall be responsible for the timely obtaining of any required authorization, such as an export license, import license, foreign exchange permit, work permit or any other governmental authorization, even though any such authorization may be applied for by Seller. Buyer and Seller shall provide each other reasonable assistance in obtaining required authorizations. Seller shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed and Buyer shall not be relieved thereby of its obligations to pay Seller for the work.

                           6. Limitation Of Liability

6.1 The total liability of Seller, on all claims of any kind, whether in contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of the Amendment or use of any equipment shall not exceed the greater of US $10,000 or the Contract Price of a fixed price contract or the price of work completed for a time and materials or cost plus contract. All liability under the Amendment shall terminate upon the expiration of the Amendment.

6.2 In no event, whether as a result of breach of contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise, shall Seller or its subcontractors or suppliers be liable for loss of profit or revenues, loss of use of the equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, claims of Buyer's customers for such damages, or for any special, consequential, incidental, indirect or exemplary damages and Buyer shall indemnify Seller against such claims of Buyer's customers.

6.3 If Seller furnishes Buyer with advice or assistance concerning any products, systems or work which is not required pursuant to the Amendment, the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, indemnity, warranty, tort (including negligence), strict liability or otherwise.



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6.4      For the purposes of this Article 6, the term "Seller" shall mean
         Seller, its affiliates, subcontractors and suppliers of any tier, and their respective agents and employees, whether individually or collectively.


6.5 The provisions of this Article 6 shall prevail over any conflicting or inconsistent provisions contained in any of the documents comprising the Amendment, except to the extent that such provisions further restrict Seller's liability.

                           7. Relationship of Parties

7.1 Seller is an independent contractor under this Amendment, as is each affiliate, agent or employee of Seller. Seller acknowledges that, except as authorized by Buyer on a case-by-case basis, Seller does not have the authority to obligate Buyer in any manner whatsoever.

7.2 Buyer's personnel shall remain employees of and shall be supervised solely by Buyer, and shall not be employees of Seller. Buyer shall not express or imply to any such personnel that they have any rights as employees of Seller and Buyer shall indemnify Seller against any costs, damages, and liabilities, including attorney fees that Seller may incur as a result of claims, suits, or actions by any such personnel, provided that such claims, suits, or actions not result from willful actions or inactions of Seller.

7.3 Each party and its employees shall comply with all rules, including safety, traffic and security, established by the other party for operations within the other party's location(s).

                     8. Expiration - Renewal - Termination


8.1 This Amendment shall automatically expire at the end of the term specified in Section 12 hereof unless specifically renewed prior thereto by mutual consent given in writing by the parties hereto.

8.2 This Amendment may be terminated prior to the completion of the term specified in Section 8 hereof:

         1)       By mutual consent given in writing by the parties hereto;

         2) By either party at will with or without cause upon not less than thirty (30) days' notice in writing by registered mail, cable, or personal delivery to the other party, or


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         3)       By Seller upon one (1) day's like notice in the event:

                  (i) Buyer ceases to conduct its operations in the normal course of business

                  (ii) A receiver for Buyer is appointed or applied for, or it otherwise takes advantage of an insolvency law, or

                  (iii) Buyer breaches this Agreement or acts in any manner deemed by the Seller to be detrimental to the best interests of Seller

         Without limitation, the foregoing events shall be deemed to be cause for termination by the Seller. Termination of the Seller shall not relieve either Party of any obligation arising out of work performed prior to termination.

                               9. General Clauses

9.1 Except as provided in the Article entitled "Limitation of Liability," these provisions are for the benefit of the parties hereto and not for any other third party.

9.2 Except as expressly set forth herein, this Amendment in no way alters or affects any other terms of the March 17 Agreement, which otherwise remains in full force and effect.

9.3 The invalidity in whole or in part of any part of the Amendment shall not affect the validity of the remainder of the Amendment.

9.4 Failure to insist upon strict compliance with any of the terms in this Amendment (by way of a waiver of a term or of a breach) by either party hereto shall not be deemed to be a continuous waiver in the event of any future breach or waiver of any term in this Amendment.

9.5      The following Articles shall survive termination of the Amendment:
         Article 6 (Limitation of Liability), Article 9 (General Clauses) and
         Article 11 (Governing Law and Disputes).

9.6 In the event of a conflict between the terms of this Amendment and any other ancillary document related thereto, the terms of this Amendment shall apply.

9.7 The Amendment together with the March 17 Agreement represents the entire agreement between the parties and no modification, amendment, rescission, waiver or other change shall be binding on either party unless assented to in writing by the parties' authorized representatives. Any oral or written representation, warranty, course of dealing or trade usage not contained or referenced herein shall not be binding on either party. Each party agrees that is has not relied on, or been induced by, any representations of the other party not contained in the Amendment.

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               10. Transfer to Subsidiary or Affiliated Companies

Seller may assign or novate its rights and obligations regarding the Amendment, in part or in whole, to one or more of its wholly owned subsidiaries upon written notice to Buyer setting forth the effective date of such assignment or novation. Upon the effective date of said assignment or novation, all of the rights and obligations of Seller under this Amendment shall vest solely in Seller's respective subsidiaries. Buyer agrees to execute such documents as may be necessary to effect the assignment or novation. Seller guarantees the performance of its subsidiaries after the assignment or novation takes effect. The delegation or assignment by Buyer of any or all of its duties or rights under this order without Seller's prior written consent shall be void.

                         11. Governing Law and Disputes

This Amendment shall be construed and interpreted in accordance with the laws of New York, provided that any provision of such law invalidating any provision of this Amendment or modifying the intent of the Parties as expressed in the terms of this Amendment shall not apply (the "Governing Law of the Amendment"). Any dispute which cannot be settled by agreement of the Parties shall be submitted to arbitration to be held in New York, NY in accordance with the procedures set forth by the American Arbitration Association.


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                               12. Effective Date

This Amendment shall become effective as of the day and year first written above and shall continue in full force and effect until December 31, 2000, unless otherwise terminated earlier pursuant to the terms herein or extended by mutual written agreement of the parties.

IN WITNESS WHEREOF the Parties have caused this document to be executed by their authorized representatives on the date first above written.

SELLER                                          BUYER
GENERAL ELECTRIC COMPANY                        PLUG POWER INC.

By                                              By

   /s/ William F. Lopes                            /s/ Gregory A. Silvestri

      (Signature)                                       (Signature)
 $
   William F. Lopes                                 Gregory A. Silvestro

   (Printed Name)                                      (Printed Name)


  General Manager-- Emerging Technologies            Chief Operating Officer
     (Title)                                              (Title)


 September 18, 2000                                   September  , 2000
      (Date)                                                 (Date)



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